Exhibit 10.15

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of this 28th day of July, 2004, by and among PokerTek, Inc., a North Carolina corporation (the “Company”), those certain individuals and entities listed as Founders on Schedule 1 attached hereto (the “Founders”) and those certain individuals and entities listed as Investors on Schedule 1 attached hereto (the “Investors”). The Founders and the Investors are referred to collectively as the “Shareholders”.

Background

A. Pursuant to certain subscription agreements between the Company and the Investors, the Company has agreed to issue up to 750,000 shares of common stock to the Investors (the “Common Stock”).

B. The Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which the Shareholders’ shares of common stock and any debt or equity securities convertible into or exercisable for Common Stock (together with the Common Stock, the “Shares”) may be transferred and (ii) assuring continuity in the management and ownership of the Company. The execution and delivery of this Agreement is a condition to the Closing under the Subscription Agreements.

In consideration of the premises and the covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

1. CAPITALIZATION. Set forth on Schedule 1 attached hereto is a list of all the Shareholders of the Company and their respective ownership of Shares.

2. TRANSFER RESTRICTIONS ON SHARES.

(a) General. No holder of Shares shall sell, offer, assign, pledge or otherwise dispose of any interest in any Shares (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), except pursuant to (i) any sale of Shares to the public pursuant to an underwritten offering registered under the Securities Act of 1933, as amended (the “Securities Act”), or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act or (ii) the provisions of this Section 2.

(b) Permitted Transfers. A Shareholder may transfer all or a portion of its Shares (i) in the case of a Shareholder that is an individual, to a spouse, sibling, lineal ancestor or descendant, natural or adopted, or to a trust or other estate planning entity for the benefit of the Shareholder or any of such persons; (ii) in the case of a Shareholder that is a Person other than an individual, to or among its Affiliates, (iii) in the case of a Shareholder who is a Founder, to another Founder, and (iv) in the case of a Shareholder who is a Founder, up to ten percent (10%) of the shares held by such Founder as of the date of this Agreement, to such Person as deemed appropriate by such transferring Founder (clauses (i)-(iv) collectively referred to herein as “Permitted Transferees”). As a condition to any transfer pursuant to this Section 2(b), the transferee must agree in writing that it and its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. For purposes of this Agreement, an “Affiliate” of a Person means any Shareholder, partner, member or other equity owner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(c) Right of First Refusal.

(i) Notice of Offer to Sell Shares. Except as provided in Sections 2(a) and 2(b) above, if any Shareholder (such Shareholder being hereinafter referred to as the “Selling Shareholder”) shall desire to sell, exchange or in any other manner dispose of all or any of the Shares now owned or hereafter acquired by it, it must first receive a bona fide written offer from a third-party prospective purchaser to purchase such Shares, and then deliver to the Company and the Shareholders a written notice (“Notice”) containing the following information:

(A)	The name and address of the prospective purchaser of such Shares;

(B)	The number of Shares that the Selling Shareholder desires to sell;

(C)	The price being offered to the Selling Shareholder and, in reasonable detail, the terms of payment and any other terms and conditions of such offer, including but not limited to the fair market value (as hereinafter defined) of any non-cash consideration; and

(D)	The proposed closing date for the transaction, which shall be not less than sixty (60) or more than ninety (90) days after the date of delivery of the Notice.

(ii) First Offer to the Company. For a period of thirty (30) days after the giving of the Notice by the Selling Shareholder, the Company shall have the option to purchase all or any portion of the Shares that are proposed to be sold at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by written notice to the Company and the Selling Shareholder within such thirty (30) day period. A failure by the Company to give written notice of exercise within such thirty (30) day period shall be deemed a rejection by the Company of its option to purchase.

(iii) Second Offer to the Founders. If the Company does not exercise its option to purchase all the Shares to which it is first entitled, each nonselling Founder shall then have the option to purchase its pro rata portion of the Shares that will not be purchased by the Company, at the price and upon the terms and conditions set forth in the Notice. Such option shall be exercisable by written notice to the Company, the Selling Shareholder and to each of the other nonselling Founders within ten (10) days after the date of express rejection by the Company or the expiration of the Company’s option to purchase such Shares, whichever is earlier. A failure by a Founder to give written notice of exercise within such ten (10) day period shall be deemed a rejection by such Founder of its option to purchase. If any nonselling Founder does not exercise its option to purchase all the Shares to which it is first entitled, each remaining nonselling Founder shall then have the option to purchase its pro rata portion of the Shares that will not be purchased, which option shall be exercisable by notice in writing to the Company, the Selling Shareholder and to each of the other nonselling Founders within five (5) days after the date of express rejection by such Founders or the expiration of the options to the Founders who did not elect to purchase such Shares, whichever is earlier. If more than one nonselling Founder exercises this option, the Shares available for purchase shall be allocated pro rata among the nonselling Founders desiring to purchase such Shares, which allocation shall be based on the number of Shares owned by each nonselling Founder in relation to the total number of Shares held by all nonselling Founders, all determined on a fully diluted basis.

(iii) Non-Cash Consideration for Shares. If any consideration to be received by a Selling Shareholder from a prospective purchaser of its Shares consists of property other than cash, then the Company and the Founders who exercise their option(s) to purchase the Selling Shareholder’s Shares, may deliver to the Selling Shareholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Selling Shareholder. For purposes hereof, the “fair market value” of non-cash consideration shall in each case be agreed upon by the Selling Shareholder and the parties purchasing its Shares as provided in this Agreement, or, in the absence of such agreement, such “fair market value” shall be determined by an appraisal thereof by three independent qualified appraisers, one being selected by the Selling Shareholder, one being selected by the parties hereto desiring to purchase the Selling Shareholder’s Shares, and the third appraiser being selected by the two appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. All decisions to be made by the parties purchasing Shares from the Selling Shareholder shall be made by the affirmative vote of those holding a majority of Shares held by all such parties. Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed. In the event of an appraisal pursuant to this Section 2, the parties agree to be bound thereby.

(iv) Closings. If the Company or any Founder shall exercise an option to purchase granted to such parties in this Section 2, the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the purchaser or purchasers, which date in no event shall be later than 90 days after the Selling Shareholder gives the Notice. If there is more than one purchaser of the Shares being sold, the Selling Shareholder may require that all purchases close concurrently on the same date.

(v) Right to Transfer. If the Company and the Founders do not elect to purchase all the Shares that a Selling Shareholder desires to sell, for a period of sixty (60) days from the earlier of the date of any closing pursuant to Section 2(c)(iv) or the expiration of the last option provided for in this Section 2(c) (the “Option Period”), subject to Section 2(d) below, the Selling Shareholder shall have the right to sell the Shares covered by the bona fide offer to the prospective purchaser named in the Notice; provided, however, that the sale is made in strict accordance with the terms of sale set forth in the Notice and this Section 2. In addition, as a condition to any such sale, the purchaser of the Shares must agree in writing that it and its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.

(d) Right of Co-Sale. In the event that any Founder other than Chris Daniels or Doug Dalton proposes to dispose of Shares to a third party (other than in accordance with Section 2(b)), after compliance with the provisions of Section 2(c), the Investors shall have the right to offer and sell a proportionate number of Shares to the prospective purchaser acquiring such Selling Shareholder’s Shares, at the same price and on the same terms and conditions as outlined in the Notice (the “Co-Sale Right”), in accordance with the following procedure:

(i)	Such selling Founder, as the case may be (each, a “Seller”), shall, prior to sale and after compliance with the provisions of Section 2(c), give notice (the “Co-Sale Notice”) to the Investors of their Co-Sale Right.

(ii)	Each Investor shall have fifteen (15) business days after receipt of such notice to determine if it desires to offer Shares to the third-party acquiring such Seller’s Shares.

(iii)	Such Seller shall cause the proposed purchaser to offer in writing to each Investor that has elected to participate in the sale of the Shares (other than the Seller) (a “Participating Investor”) to purchase at the offer price indicated in the Co-Sale Notice, all or any part of that number of Shares (calculated on an as-converted basis) equal to the product obtained by multiplying (i) the aggregate number of offered Shares by (ii) a fraction, the numerator of which is the number of Shares owned by such Participating Investor immediately before the time of the sale (calculated on an as-converted basis) and the denominator of which is the sum of (x) the number of the Shares then owned by all of the Participating Investors (calculated on an as-converted basis) and (y) the number of Shares owned by the Seller (calculated on an as-converted basis). The Shares to be transferred by the Seller shall be correspondingly reduced by the aggregate sum of each such product for each Participating Investor.

(iv)	Any such Participating Investor shall effect its participation in the sale by promptly delivering to the Seller for transfer to the proposed purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares that such participant elects to sell.

(v)	The stock certificate or certificates that any such Participating Investor delivers to the Seller pursuant to subsection (iv) above shall be transferred to the proposed purchaser in consummation of the sale of the offered Shares (together with such Participating Investor’s Shares) pursuant to the terms and conditions specified in the Co-Sale Notice, and the Seller shall concurrently therewith remit to any such Participating Investor that portion of the sale proceeds to which the Participating Investor is entitled by reason of its participation in such sale.

(e) Prohibited Transfers Void. Any purported transfer of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee. The Company shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so sold or transferred.

(f) Buy-Sell Event. If the Board of Directors determines in good faith that a Shareholder’s participation as an equity investor in the Company (such Shareholder, the “Subject Shareholder”) will prevent or delay the receipt of a legal or regulatory approval that is deemed by the Board of Directors to be of significant importance to the Company, the Company or its designee may purchase the Subject Shareholder’s Shares for a purchase price equal to the Fair Market Value of such Shares. For purposes of this Section 2(f), “Fair Market Value” means that amount agreed upon by the Subject Shareholder and the Company. In the absence of such an agreement, Fair Market Value shall be determined by an appraisal by three independent qualified appraisers, one being selected by the Subject Shareholder, one being selected by the Company’s Board of Directors, and the third appraiser being selected by the two appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. The Company or its designee shall pay the purchase price in immediately available funds.

3. PREEMPTIVE RIGHTS.

(a) Preemptive Rights of Investors. If, at any time, the Company (or any of its subsidiaries who are Affiliates) proposes to issue (except in a transaction described in Section 3(b) below) any of its equity securities (including the Shares) or any securities convertible into or having the rights to purchase any equity securities (including the Shares) to any person or entity (which may include a Shareholder) (collectively, “Equity Securities”), then, in such event, the Company shall first offer in writing to sell such Equity Securities, on the same terms and conditions as proposed by the Company to such person or entity, to each Shareholder that is an “accredited investor”, as such term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (each a “Potential Purchaser” and collectively, the “Potential Purchasers”). Each Potential Purchaser shall then have the option to purchase its pro rata portion of the Equity Securities proposed to be issued (based on the number of Equity Securities owned by such Potential Purchaser in relation to the total number of the Equity Securities then outstanding, all determined on a fully diluted basis, except for outstanding options), at the price and upon the terms set forth in such writing. Such option shall be exercisable by written notice to the Company for a period of fifteen (15) days from the date of such offer. A failure by a Potential Purchaser to give written notice of the exercise within such fifteen (15) day period shall be deemed to be a rejection by such Potential Purchaser of its option to purchase. To the extent that any Potential Purchaser elects not to purchase the full amount of Equity Securities it is entitled to purchase pursuant to this Section 3(a), the other Potential Purchasers’ rights to purchase Equity Securities pursuant to this Section 3(a) shall be increased, by their pro rata portion, up to the maximum quantity of each class of Equity Securities being offered by the Company. The closing of the purchase of Equity Securities by the Potential Purchasers shall take place within fifteen (15) days after the expiration of such fifteen (15) day period. The Company shall have 90 days from the later of the closing of the purchase of Equity Securities by the Potential Purchaser or the expiration of the right set forth herein to sell the unsold portion of the Equity Securities to other purchasers, but only upon terms and conditions that are in all material respects no more favorable to such purchasers or less favorable to the Company than those set forth in the Equity Securities offering. In the event that the sale of the unsold portion of Equity Securities is not consummated within such 90 day period, the Company’s right to sell such unsold Equity Securities shall be deemed to lapse, and any sale of Equity Securities without additional notice to the Potential Purchasers as provided for in this Section 3(a) shall be deemed to be in violation of the provisions of this Agreement.

(b) Excluded Transactions. The following transactions shall be excluded from the restrictions of this Section 3:

(i) The Common Stock issued pursuant to the Subscription Agreements;

(ii) The issuance of up to 750,000 shares of Common Stock (or options, warrants or other purchase rights exercisable for Common Stock), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like that are approved by the Company’s board of directors, to employees, consultants or directors of the Company pursuant to the Company’s 2004 Stock Incentive Plan;

(iii) A Public Offering (as defined in Section 8) of the Shares; and

(iv) Shares issued in connection with any stock split or stock dividend paid to all Shareholders on an as-converted basis.

4. SALE OF THE COMPANY.

(a) If at any time (i) the Company’s board of directors and (ii) the holders of a majority of the Shares held by all Shareholders (determined on an as-converted basis), approve a sale of all or substantially all the Company’s assets (determined on a consolidated basis) or a sale or exchange of all or substantially all the Company’s outstanding capital stock (whether by merger, sale, recapitalization, consolidation, reorganization, combination or otherwise) to any unaffiliated third party in an arm’s-length transaction (an “Approved Sale”), each Shareholder shall vote for, consent to and raise no objections against such Approved Sale and shall waive any dissenters’ rights, appraisal rights or similar rights in connection therewith. If the Approved Sale is structured as a sale of stock, each Shareholder shall agree to sell all his, her or its Shares and rights to acquire Shares on the terms and conditions approved by the Company’s board of directors. Each Shareholder shall take all necessary and desirable actions in his, her or its capacity as a Shareholder in connection with the consummation of the Approved Sale as requested by the Company (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings).

(b) The obligations of the Shareholders with respect to an Approved Sale are subject to the condition that all the holders of Common Stock shall receive the same form and amount of consideration per share of Common Stock, or if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option.

(c) Each Shareholder shall bear his, her or its pro rata share (based upon the number of Shares held by such holder) of the costs of any Approved Sale to the extent such costs are incurred for the benefit of all holders of Shares and are not otherwise paid by the Company or the acquiring party and shall be obligated to join on a pro rata basis (based on the number of Shares held by such holder) in any indemnification or other obligations that the Investors agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to a Shareholder such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shares and other than with respect to any matters pertaining specifically to the Investors).

(d) The provisions of this Section 4 shall terminate upon the consummation of a Public Offering.

5. REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, and (b) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

6. LIMITATIONS ON COMPENSATION, USE OF PROCEEDS AND STOCK INCENTIVE PLAN. Each of the Shareholders agrees to the following limitations and agrees to take such steps as are necessary to implement these restrictions, whether in their capacity as a Shareholder, Director or Officer of the Company:

(a) Gehrig “Lou” White, James Crawford and Lee Lomax shall be reimbursed for reasonable expenses incurred on behalf of the Company consistent with the reimbursement policies of the Company for all employees, and shall be eligible for an annual salary for their full time efforts on behalf of the Company. The amount of such salary shall be determined by the Board of Directors, provided that, none of such individuals shall receive an annual salary in excess of $80,000 until such time as the Company’s first customer provides revenue to the Company.

(b) None of Gehrig “Lou” White, James Crawford or Lee Lomax shall be eligible to receive grants under the Company’s 2004 Stock Incentive Plan.

(c) None of the proceeds from the sale of up to 750,000 shares of Common Stock sold or to be sold to the Investors shall be used to repay principal or interest on the loans made to the Company by the Founders as of the date of this Agreement.

7. ENDORSEMENT ON SHARE CERTIFICATES. Upon the execution of this Agreement, the certificates of Common Stock subject to this Agreement and any other Shares of stock transferred or issued shall be endorsed as follows:

“THE VOTING AND TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT DATED AS OF JULY 28, 2004, AS AMENDED AND IN EFFECT FROM TIME TO TIME, AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.”

8. TRANSFERS; FUTURE SALES; STOCK DIVIDENDS. Prior to (i) the Company issuing shares to any Person, or (ii) any holder of Shares transferring any Shares (other than pursuant to an initial Public Offering) to any Person, the Company or such holder shall cause the prospective Shareholder or transferee to be bound by this Agreement and to execute and deliver to the Company and the other Shareholders a counterpart signature page to this Agreement in the form of Exhibit A hereto. Such Shareholder or transferee of Shares held by Founders shall be deemed to be Founders hereunder in respect of those shares from and after the date such Transferee executes this Agreement. Such Shareholder or transferee of Shares held by an Investor shall be deemed to be an Investor hereunder in respect of those shares from and after the date such transferee executes this Agreement. Promptly following such action, the Company shall amend Schedule 1 attached hereto and provide such Schedule 1, as amended, to the other parties to this Agreement. If, from time to time, during the term of this Agreement there is any stock dividend, stock split or similar other change in the character or amount of any of the outstanding Common Stock of the Company, then in such event any and all such new, substituted or additional securities to which the Shareholders are entitled by reason of their ownership of Common Stock shall be immediately subject to the terms of this Agreement with the same force and effect as the shares of capital stock presently subject to this Agreement.

9. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) the consummation of a Public Offering of any of its Shares, or (b) the liquidation or sale of the Company (whether by sale or transfer of more than 50% of its stock through a sale or merger, or a sale of all or substantially all of its assets). For purposes of this Agreement, a “Public Offering” means any offering by the Company of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force (other than an offering pursuant to a registration on Form S-4, S-8 or any comparable or successor forms).

10. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the Shareholders and each of their heirs, successors and permitted assigns. It shall also be binding upon any transferee and their heirs, successors and permitted assigns of such transferee who has received any Shares.

11. ENTIRE AGREEMENT. This Agreement and the Subscription Agreements constitute the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.

12. AMENDMENT OR WAIVER OF AGREEMENT. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of (a) the Company, (b) Investors holding a majority of the Shares (determined on a fully-diluted, as-converted basis) held by the Investors as a group, voting together as a single group, (c) all Shareholders holding a majority of the Shares (determined on a fully-diluted basis), voting together as a single group; provided, however, that no such amendment or waiver shall reduce the percentage of Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Shares. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Shareholder and each transferee of the Shares. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Shareholders who have not previously consented thereto in writing. Notwithstanding anything to the contrary in this Section 12, subject to compliance with the terms of this Agreement, the Company shall be entitled to include additional Shareholders as parties to this Agreement in accordance with the provisions of Section 8 above, and to treat such purchasers as Shareholders hereunder, by amending Schedule 1 attached hereto and providing such Schedule 1, as amended, to the other parties to this Agreement.

13. NOTICES. All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to the Shareholders and the Company at their respective addresses set forth on the signature pages hereto, or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via confirmed facsimile delivery; or (ii) one day following delivery to a nationally recognized overnight courier; or (iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail.

14. GOVERNING LAW. This Agreement is made pursuant to, and will be governed by and construed in accordance with, the laws of the State of North Carolina applicable to contracts executed and to be performed wholly within such state.

15. INVALIDITY. If any portion or portions of this Agreement shall be adjudged, declared, held, or ruled to be invalid for any reason, such invalidity shall not be deemed to impair the validity of any other provision of this Agreement.

16. GENDER AND NUMBER REFERENCES. All references to any gender shall include all genders; all references to the singular shall include the plural; and all references to the plural shall include the singular, unless the context indicates otherwise.

17. REMEDIES. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

18. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is then located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

19. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the term “including” herein shall mean “including without limitation.”

20. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as it was drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

21. COUNTERPARTS. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all which taken together shall constitute one and the same agreement.

[Signature Pages to Follow]

SIGNATURE PAGE TO THE SHAREHOLDERS AGREEMENT

DATED AS OF JULY 28, 2004 AMONG

POKERTEK, INC. AND ITS SHAREHOLDERS

IN WITNESS WHEREOF, the Shareholders and the Company have signed this Agreement as of the day and year first above written.

POKERTEK, INC.

By:	/s/ Gehrig “Lou” White
Name:	Gehrig “Lou” White
Title:	President

FOUNDERS

/s/ James Crawford
Name:	James Crawford
Address:

/s/ Lee Lomax
Name:	Lee Lomax
Address:

/s/ Gehrig “Lou” White
Name:	Gehrig “Lou” White
Address:

/s/ Doug Dalton
Name:	Doug Dalton
Address:

World Poker Tour, LLC

By:	/s/ Lyle Berman
Name:	Lyle Berman
Title:	Manager

INVESTORS

By:
Name:
Title:

EXHIBIT A

SIGNATURE PAGE TO THE SHAREHOLDERS AGREEMENT

DATED AS OF JULY 28, 2004

AMONG POKERTEK, INC. AND ITS SHAREHOLDERS

The undersigned hereby executes the Shareholders Agreement (the “Agreement”), authorizes this signature page to be attached as a counterpart of the Agreement, and hereby agrees to be bound by the Agreement (which it represents it has reviewed and understands); and this signature page, together with the signature pages of and the other Shareholders shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

Print Shareholder Name

By:
Name:
Title:
Address:

Date: